Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS RECORD THIRD QUARTER

EARNINGS AND STRONG ORGANIC GROWTH

Dallas, TX — November 4, 2014 — Veritex Holdings, Inc. (NASDAQ: VBTX), the holding company for Veritex Community Bank, announced the results today for the quarter ended September 30, 2014.  The Company reported net income of $1.4 million or $0.21 per diluted common share for the quarter ended September 30, 2014 compared to net income of $952,000 or $0.16 per diluted common share, an increase of $407,000 or 42.7% for the same period in 2013.

2014 Third Quarter Highlights

•                  Third quarter 2014 earnings per share (diluted) increased 31.2% to $0.21 compared with the third quarter 2013

•                  Net income was $1.4 million, a $407,000 or 42.7% increase compared with third quarter 2013

•                  Total loans increased $131.8 million or 29.1% to $584.8 million compared with September 30, 2013

•                  Deposits increased $129.4 million or 25.1% to $644.5 million compared with September 30, 2013

•                  Nonperforming assets declined to 0.25% of September 30, 2014 total assets compared to 0.42% June 30, 2014 total assets

“I am very pleased about our record third quarter earnings and continued organic growth of loans and deposits” said C. Malcolm Holland, Chairman and CEO of Veritex Holdings, Inc.  He added, “Our recently completed initial public offering (IPO) of 3.1 million shares in October of 2014 raised approximately $40 million in new capital that will assist us in executing our organic growth and acquisition strategy.”

Results of operations for the three months ended September 30, 2014

For the three months ended September 30, 2014, net income was $1.4 million and net income available to common stockholders was $1.3 million, compared with $952,000 for net income and net income available to common stockholders for the three months ended September 30, 2013.  Net income and net income available to common stockholders was $1.2 million for the three months ended June 30, 2014.   Earnings per diluted common share was $0.21 for the three months ended September 30, 2014, compared with $0.18 and $0.16 for the three months ended June 30, 2014 and September 30, 2013, respectively.

Returns on average assets (“ROA”) and return on average common equity (“ROE”) for the three months ended September 30, 2014 were 0.74% and 7.16%, respectively compared to ROAs of 0.71% and 0.64% and ROEs of 6.49% and 5.81% for the three months ended June 30, 2014 and September 30, 2013, respectively.  The increases were the result of continued growth in net income from operations as a result of gains in efficiencies from our operating platform.  The efficiency ratio defined as noninterest expense divided by the sum of net interest income and noninterest income, was 65.87% for the three months ended September 30, 2014 compared to 65.98% and 69.00% over the three months ended June 30, 2014 and September 30, 2013, respectively.

Revenues (net interest income plus noninterest income) for the three months ended September 30, 2014 were $7.3 million, an increase of 24.9% and 8.5% compared to the same period last year and the three months ended June 30, 2014.  The increase in revenues compared to these periods was primarily due to increased interest income resulting from growth in loans and gains on loans held for sale.  These increases were partially offset by increases in interest on borrowings resulting from the December 23, 2013 private offering of $5 million in aggregate principal amount of subordinated promissory notes and growth in interest expense related to interest-bearing deposits.

Net interest income before provision for loan losses for the three months ended September 30, 2014 was $6.7 million compared $5.3 million for the same period in 2013and $6.1 million for the three months ended June 30, 2014.  The net interest margin for the three months ended September 30, 2014 increased to 3.95%, compared with 3.92% for the same period in 2013 and from 3.92% for the three months ended June 30, 2014. The increase was primarily due to change in earning asset mix with a greater percentage of earning assets held in loans versus low yielding bank deposits and a reduction in interest bearing deposit expense.  Interest paid on interest bearing deposits declined to 0.63% from 0.72% due to a change in mix between time deposits with interest paid at 0.96% and brokered money market accounts with interest paid at 0.19%.  Partially offsetting this increase in net interest margin is a 16 basis point decrease in the yield of loans due to market yields on new loan originations below the average yield of amortizing or paid-off loans.

Noninterest expense increased $781,000, or 19.3%, to $4.8 million for the three months ended September 30, 2014, compared with $4.0 million for the same period in 2013 and increased $370,000 or 8.3% compared with $4.5 million for the three months ended June 30, 2014. The increase compared to the three months ended September 30, 2013 was primarily due to an increase in employee expense from additional staff positions, a reduction in deferred employee expense related to the volume of loan originations, and increased professional expenses related to IPO activities.   Expense increases compared to the three months ended June 30, 2014 were primarily due to a reduction in deferred employee expense related to the volume of loan originations.

Financial Condition

Loans at September 30, 2014 were $584.8 million, an increase of $131.8 million, or 29.0%, compared with $453.0 million at September 30, 2013 and increased $37.5 million, or 6.9%, from June 30, 2014, primarily due to strong organic growth and successful execution of our relationship banking strategy.

Deposits at September 30, 2014 were $644.5 million, an increase of $129.4 million, or 25.1%, compared to September 30, 2013 and increased $33.4 million or 5.5% from June 30, 2014 due to growth in our noninterest bearing deposits and money market accounts.

Asset Quality

Nonperforming assets totaled $1.9 million or 0.25% of total assets at September 30, 2014, compared with $3.8 million or 0.42% of total assets at September 30, 2013, and $3.0 million or 0.42% of total assets at June 30, 2014.  The allowance for loan losses was 1.01% of total loans at September 30, 2014, compared with 1.00% of total loans at September 30, 2013 and 1.02% of total loans at June 30, 2014.

The provision for loan losses for the three months ended September 30, 2014 and for the same period last year and for the three months ended June 30, 2014 was $420,000, $375,000, and $425,000, respectively, and was primarily a result of growth in the loan portfolio.

Veritex Holdings, Inc. management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Veritex Holdings, Inc. reviews tangible book value per common share and the tangible common equity to tangible assets ratio. Veritex Holdings, Inc. has included in this release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Consolidated Financial Highlights” at the end of this release for a reconciliation of these non-GAAP financial measures.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

For more information, visit www.veritexbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiaries. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: successfully implement its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continue to sustain internal growth rate; provide competitive products and services that appeal to its customers and target market; continue to have access to debt and equity capital markets; and achieve our performance goals. These and various other factors are discussed in the Company’s Final Prospectus filed pursuant to Rule 424(b)(4) and other reports and statements the Company has filed with the SEC. Copies of the SEC filings for the Company are available for download free of charge from www.veritexbank.com under the Investor Relations tab.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except par value information)

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
ASSETS
Cash and due from banks	$9,441	$10,038	$8,484	$12,546
Interest bearing deposits in other banks	58,292	56,512	68,162	51,077
Total cash and cash equivalents	67,733	66,550	76,646	63,623
Investment securities	47,497	50,547	45,604	39,157
Loans held for sale	3,488	6,342	2,051	2,665
Loans, net	575,398	535,403	490,158	445,806
Accrued interest receivable	1,351	1,359	1,351	1,209
Bank-owned life insurance	10,731	10,647	10,475	10,384
Bank premises, furniture and equipment, net	11,235	11,303	9,952	10,060
Non-marketable equity securities	3,115	2,959	2,714	2,713
Investment in subsidiary	93	93	93	93
Other real estate owned	1,434	2,494	1,797	2,083
Intangible assets	1,337	1,413	1,567	1,644
Goodwill	19,148	19,148	19,148	19,148
Other assets	2,784	2,124	3,415	1,198
Total assets	$745,344	$710,382	$664,971	$599,783
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$242,688	$236,198	$218,990	$184,060
Interest-bearing	401,855	374,976	354,948	331,067
Total deposits	644,543	611,174	573,938	515,127
Accounts payable and accrued expenses	1,327	1,195	1,214	774
Accrued interest payable and other liabilities	798	696	508	629
Advances from Federal Home Loan Bank	15,000	15,000	15,000	15,000
Other borrowings	8,073	8,073	8,072	3,093
Total liabilities	669,741	636,138	598,732	534,623
Commitments and contingencies
Stockholders’ equity:
Preferred stock	8,000	8,000	8,000	8,000
Common stock	64	64	58	58
Additional paid-in capital	61,513	61,419	55,303	55,140
Retained earnings	6,378	5,038	2,922	1,946
Accumulated other comprehensive income	119	194	26	86
Unallocated Employee Stock Ownership Plan shares; 36,935 shares at September 30, 2014 and June 30, 2014	(401)	(401)	—	—
Less: Treasury stock, 10,000 shares at cost	(70)	(70)	(70)	(70)
Total stockholders’ equity	75,603	74,244	66,239	65,160
Total liabilities and stockholders’ equity	$745,344	$710,382	$664,971	$599,783

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$7,183	$5,765	$19,901	$16,682	$6,566	$5,574
Interest on investment securities	207	150	629	430	206	149
Interest on deposits in other banks	43	36	120	96	40	34
Interest on other	1	0	2	1	1	1
Total interest income	7,434	5,951	20,652	17,209	6,813	5,758
Interest expense:
Interest on deposit accounts	609	556	1,770	1,616	570	544
Interest on borrowings	123	47	374	203	123	68
Total interest expense	732	603	2,144	1,819	693	612
Net interest income	6,702	5,348	18,508	15,390	6,120	5,146
Provision for loan losses	420	375	1,097	1,383	425	510
Net interest income after provision for loan losses	6,282	4,973	17,411	14,007	5,695	4,636
Noninterest income:
Service charges on deposit accounts	213	169	609	537	190	193
Gain on sales of investment securities	—	—	34	—	—	—
Gain on sales of loans held for sale	241	106	486	530	168	211
Gain on sales of other real estate owned	(33)	24	4	41	24	—
Bank-owned life insurance	105	109	317	275	103	101
Other	104	112	391	443	155	204
Total noninterest income	630	520	1,841	1,826	640	709
Noninterest expense:
Salaries and employee benefits	2,755	2,230	7,593	6,676	2,196	2,220
Occupancy of bank premises	497	435	1,418	1,264	474	409
Depreciation and amortization	338	327	1,005	934	334	311
Data processing	213	183	639	541	210	165
FDIC assessment fees	99	100	315	286	109	92
Legal fees	50	8	109	56	26	36
Other professional fees	222	119	765	393	411	144
Advertising and promotions	41	33	134	112	37	36
Utilities and telephone	72	79	212	222	72	74
Other real estate owned expenses and writedowns	53	116	187	359	108	102
Other	490	419	1,446	1,312	483	457
Total noninterest expense	4,830	4,049	13,823	12,155	4,460	4,046
Net income from operations	2,082	1,444	5,429	3,678	1,875	1,299
Income tax expense	723	492	1,913	1,266	677	459
Net income	$1,359	$952	$3,516	$2,412	$1,198	$840
Preferred stock dividends	20	—	60	40	20	20
Net income available to common stockholders	$1,339	$952	$3,456	$2,372	$1,178	$820
Basic earnings per share	$0.21	$0.16	$0.55	$0.41	$0.19	$0.14
Diluted earnings per share	$0.21	$0.16	$0.54	$0.41	$0.18	$0.14

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Reconciliation GAAP – NON GAAP (Unaudited)

(Dollars in thousands)

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets:

	As of September 30, 2014	As of June 30, 2014	As of September 30, 2013
	(Dollars in thousands)
Tangible Common Equity
Total stockholders’ equity	$75,603	$74,244	$65,160
Adjustments:
Preferred stock	(8,000)	(8,000)	(8,000)
Goodwill	(19,148)	(19,148)	(19,148)
Core deposit and other intangibles	(1,337)	(1,413)	(1,644)
Total tangible common equity	$47,118	$45,683	$36,368
Tangible Assets
Total assets	$745,344	$710,382	$599,783
Adjustments:
Goodwill	(19,148)	(19,148)	(19,148)
Core deposit and other intangibles	(1,337)	(1,413)	(1,644)
Total tangible assets	$724,859	$689,821	$578,991
Tangible Common Equity to Tangible Assets	6.50%	6.62%	6.28%

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Consolidated Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Performance ratios:
Return on average assets	0.74%	0.71%	0.64%
Return on average stockholders’ equity	7.16%	6.49%	5.81%
Net interest margin	3.95%	3.92%	3.92%
Efficiency ratio (1)	65.87%	65.98%	69.00%

	As of
	September 30,	June 30,	September 30,
	2014	2014	2013
Capital ratios:
Total Capital to Risk-Weighted Assets (2)	11.59%	11.99%	10.90%
Tier I Capital to Risk-Weighted Assets (2)	10.58%	10.98%	9.92%
Tier I Capital to Average Assets (2)	8.71%	9.11%	8.02%
Tangible common equity to tangible assets	6.50%	6.62%	6.28%

Tangible book value per common share	$7.41	$7.18	$6.26

Asset quality:
Nonaccrual loans	$445	$107	$1,747
Accruing loans 90 or more days past due	3	390	4
Other real estate owned	1,434	2,494	2,083

Total non-performing assets	$1,882	$2,991	$3,834

Nonperforming loans as a % of total loans	0.08%	0.09%	0.39%

Nonperforming assets as a % of total assets	0.25%	0.42%	0.64%

Allowance for loan losses as a % of total loans	1.01%	1.02%	1.00%

(1) Efficiency ratio is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities.

(2) Represents bank ratios.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin

(Dollars in thousands)

	For the Three months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands) (Unaudited)
Assets
Interest-earning assets:
Total loans(1)	$565,465	$7,183	5.04%	$521,218	$6,566	5.05%	$439,725	$5,765	5.20%
Securities available for sale	49,148	207	1.67	51,637	206	1.60	39,788	150	1.50
Investment in subsidiary	93	1	4.27	93	1	4.31	93	0	0.00
Interest-bearing deposits in other banks	58,027	43	0.29	52,610	40	0.30	61,421	36	0.23
Total interest-earning assets	672,733	7,434	4.38	625,558	6,813	4.37	541,027	5,951	4.36%
Allowance for loan losses	(5,665)			(5,275)			(4,282)
Noninterest-earning assets	60,668			58,609			57,707
Total assets	$727,736			$678,892			$594,452
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$384,671	$609	0.63%	$356,821	$570	0.64%	$308,179	$556	0.72%
Advances from FHLB	15,000	30	0.79	15,000	30	0.80	15,000	30	0.79
Other borrowings	8,073	93	4.57	8,072	93	4.62	3,093	17	2.18
Total interest-bearing liabilities	407,744	732	0.71	379,893	693	0.73	326,272	603	0.73
Noninterest-bearing liabilities:
Noninterest-bearing deposits	242,728			223,473			201,670
Other liabilities	1,965			1,556			1,494
Total noninterest-bearing liabilities	244,693			225,029			203,164
Stockholders’ equity	75,299			73,970			65,016
Total liabilities and stockholders’ equity	$727,736			$678,892			$594,452
Net interest rate spread(2)			3.67%			3.64%			3.63%
Net interest income		$6,702			$6,120			$5,348
Net interest margin(3)			3.95%			3.92%			3.92%

(1)                                     Includes average outstanding balances of loans held for sale of $3,367, $3,653 and $1,242 for the three months ended September 30, 2014, June 30, 2014 and 2013, respectively.

(2)                                     Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)                                     Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY

Net Interest Margin

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2014			2013
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands) (Unaudited)
Assets
Interest-earning assets:
Total loans(1)	$527,920	$19,901	5.04%	$419,498	$16,682	5.32%
Securities available for sale	49,836	629	1.69	35,483	430	1.62
Investment in subsidiary	93	2	2.88	93	1	1.44
Interest-bearing deposits in other banks	57,974	120	0.28	61,495	96	0.21
Total interest-earning assets	635,823	20,652	4.34	516,569	17,209	4.45%
Allowance for loan losses	(5,360)			(3,831)
Noninterest-earning assets	60,003			56,164
Total assets	$690,466			$568,902
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$366,537	$1,770	0.65%	$298,892	$1,616	0.72%
Advances from FHLB	15,000	89	0.79	14,908	156	1.40
Other borrowings	8,072	285	4.72	3,093	47	2.03
Total interest-bearing liabilities	389,609	2,144	0.74	316,893	1,819	0.77
Noninterest-bearing liabilities:
Noninterest-bearing deposits	225,485			186,100
Other liabilities	1,653			1,748
Total noninterest-bearing liabilities	227,138			187,848
Stockholders’ equity	73,719			64,161
Total liabilities and stockholders’ equity	$690,466			$568,902
Net interest rate spread(2)			3.61%			3.69%
Net interest income		$18,508			$15,390
Net interest margin(3)			3.89%			3.98%

(1)                                 Includes average outstanding balances of loans held for sale of $3,028 and $2,277 for the nine months ended September 30, 2014 and 2013, respectively.

(2)                                 Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)                                 Net interest margin is equal to net interest income divided by average interest-earning assets.

Source: Veritex Holdings, Inc.